As filed with the Securities and Exchange Commission on December 4, 2019.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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Tufin Software Technologies Ltd.
(Exact name of Registrant as specified in its charter)
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Not Applicable
(Translation of Registrant’s name into English)
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State of Israel	7373	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Tufin Software Technologies Ltd.
5 HaShalom Road, ToHa Tower
Tel Aviv 6789205, Israel
+972 (3) 612-8118
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
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Tufin Software North America, Inc.
2 Oliver Street, Suite 702
Boston, Massachusetts 02109-4901
+1 (877) 270-7711
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:

Colin J. Diamond, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 Tel: +1 (212) 819-8200 Fax: +1 (212) 354-8113	Amir Halevy, Adv. Perry E. Wildes, Adv. Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. One Azrieli Center, Round Tower Tel Aviv 67021, Israel Tel: +972 (3) 607-4444 Fax: +972 (3) 607-4470	Kenneth J. Gordon, Esq. Michael J. Minahan, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: +1 (617) 570-1000 Fax: +1 (617) 801-8717	Ido Zemach, Adv. Yoni Henner, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Ampa Tower Tel Aviv 6789141, Israel Tel: +972 (3) 608-9999 Fax: +972 (3) 608-9855
Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-235325
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company.  ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
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CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER ORDINARY SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE
Ordinary shares, par value $0.015 per share	896,864	$17.00	$15,246,688	$1,979.03

(1)
Represents only the additional number of ordinary shares being registered and includes 116,982 ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional shares. Does not include the ordinary shares that the Registrant previously registered on the registration statement on Form F-1 (File No. 333-235325).

(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Based on the public offering price per share.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-235325) of Tufin Software Technologies Ltd. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on December 4, 2019, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
All exhibits filed with or incorporated by reference in Registration Statement No. 333-235325 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the the exhibits listed in the Exhibit Index, which are filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)

23.1	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. (included in Exhibit 5.1)*

23.2	Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited

24.1
Power of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-235325), as amended, initially filed with the Securities and Exchange Commission on December 2, 2019 and incorporated by reference herein)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F‑1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on December 4, 2019.

TUFIN SOFTWARE TECHNOLOGIES LTD.

By:	/s/ Reuven Kitov
Name: Reuven Kitov
Title: Chief Executive Officer, Co-Founder and Chairman of the Board
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on December 4, 2019 in the capacities indicated:

Signatures	Title

/s/ Reuven Kitov	Chief Executive Officer, Co-Founder, Chairman of the Board (Principal Executive Officer)
Reuven Kitov

/s/ Jack Wakileh	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jack Wakileh

*	Chief Technology Officer, Co-Founder and Director
Reuven Harrison

*	Director
Ohad Finkelstein

*	Director
Yuval Shachar

*	Director
Yair Shamir

*	Director
Edouard Cukierman

*	Director
Peter Campbell

*	Director
Dafna Gruber

*	Director
Tom Schodorf

*	Director
Brian Gumbel

TUFIN SOFTWARE NORTH AMERICA, INC.		Authorized Representative in the United States

By:	/s/ Reuven Kitov
Name: Reuven Kitov
Title: Chief Executive Officer, Co-Founder and Chairman of the Board